Exhibit 4.3

AGREEMENT

THIS AGREEMENT made this 26th day of January, 1987

B E T W E E N:

SEARS CANADA INC.

(hereinafter called SEARS CANADA)

OF THE FIRST PART,

-and-

SEARS, ROEBUCK AND CO.

(hereinafter called SEARS)

OF THE SECOND PART.

WHEREAS by agreement dated 18th September, 1952 among Simpsons, Limited (“Simpsons”), SEARS and SEARS CANADA, under its then name of Simpsons-Sears Limited, provision was made, among other things, for the purchase by SEARS CANADA of the mail order business of Simpsons and for the terms of the continuing relationship between the parties; and

WHEREAS in such agreement both SEARS and Simpsons agreed to assist SEARS CANADA in developing merchandising methods and administrative procedures in connection with a mail order and department store business and granted to SEARS CANADA the right to use, in Canada but not elsewhere during the term of such agreement, their respective trade marks and trade names; and

WHEREAS to carry out the provisions of such agreement relating to trade marks and trade names and subject to the terms thereof, SEARS assigned to SEARS CANADA the legal title to certain trade marks in Canada, being the only means which was thought to exist at that time legally to permit SEARS CANADA to use such trade marks, and consented to the registration in Canada by SEARS CANADA of certain other SEARS marks; and

WHEREAS by agreement dated 11th December, 1978 among Simpsons, SEARS and SEARS CANADA the said agreement was amended to reflect the intended distribution by way of dividend by Simpsons to its shareholders of its holdings of shares of SEARS CANADA; and

WHEREAS pursuant to the terms of the said agreement as amended, the said agreement was terminated by SEARS CANADA with respect to all matters contained therein pertaining to arrangements or understandings between SEARS CANADA and Simpsons; and

WHEREAS the said agreement as amended will continue to be binding upon SEARS and SEARS CANADA until the expiration of a period of three (3) years after SEARS shall have ceased to hold, directly or indirectly, at least 25% of the voting shares of SEARS CANADA; and

WHEREAS the parties are desirous of further amending and restating the provisions of the said agreement to reflect more adequately the status of their present arrangements; and

WHEREAS under such present arrangements and reflecting the intention of the parties under the said agreement SEARS CANADA and SEARS will, contemporaneously with the execution of this agreement, reassign to SEARS the said trade marks and trade name and apply to make SEARS CANADA a registered user with respect to the said Sears trade marks pursuant to the provisions of this agreement;

WHEREAS SEARS and SEARS CANADA have each determined that it is in its best interest and for their mutual benefit to enter into this agreement;

NOW THEREFORE IT IS HEREBY AGREED by and between the parties as follows:

Definitions

1.	In this agreement:

a)	“licenced trade marks” means those identified in Schedule A hereto, together with those further merchandising trade marks adopted or developed by SEARS, which are added to this agreement at the option of SEARS CANADA, and any further merchandising trade marks confusingly similar to the foregoing trade marks that SEARS and SEARS CANADA may together from time to time add to this agreement;

b)	“merchandising” means activities of the type presently carried on by SEARS CANADA and other activities of the type carried out from time to time by the Sears Merchandise Group in the United States of America during the term of this agreement, and reasonable extensions of such activities as agreed to by SEARS from time to time;

c)	“operational links” shall have the meaning given in paragraph 14 below;

d)	“territory” means the country of Canada.

Licenced Grant

2. SEARS hereby grants to SEARS CANADA, subject to the terms of this agreement, the exclusive royalty free right to use the licenced trade marks in the territory in relation to goods and services in the field of merchandising.

3. Any trade marks first adopted or developed by SEARS CANADA may be used in the United States by SEARS or one of its subsidiaries at the option of SEARS, pursuant to a licence from SEARS CANADA on the same terms as the licence herein which SEARS CANADA will grant to SEARS at SEARS request.

Quality Controls

4. SEARS CANADA undertakes to use the licenced trade marks in connection with goods and services in accordance with reasonable quality standards, specifications and/or instructions supplied by SEARS from time to time and which are consistent with the use of such trade marks by Sears Merchandise Group. SEARS confirms that the present standards of quality of goods and services of SEARS CANADA meet SEARS standards.

5. SEARS CANADA shall permit SEARS, or its authorized representatives, to inspect, at all reasonable times, any goods and services which are located in the premises of SEARS CANADA or which are located in the premises of any other person, firm, or corporation manufacturing or supplying merchandising goods or services for SEARS CANADA which utilize the licenced trade marks.

6. SEARS CANADA shall submit samples of the goods sold in association with the licenced trade marks to SEARS from time to time at SEARS request.

7. SEARS CANADA specifically recognizes, now and for the future, SEARS rights and title in and to the licenced trade marks and the trade name “Sears” and shall not at any time do or omit, or suffer to be done or omitted, any act or thing which may impair the trade mark and the trade name rights of SEARS. In the event that SEARS CANADA abandons or does not make bona fide use of any licenced trade mark, SEARS may terminate this licence with respect to said licenced trade mark.

8. The licence herein granted is not intended to be and shall not be construed as an assignment, in part or in whole, of any trade mark or trade name rights of SEARS.

Special Provisions Relating to the Trade Mark and Trade name “Sears”

9. SEARS CANADA acknowledges that SEARS is permitted to use the word “Sears” in the territory as a trade mark or a trade name in connection with any business or activity other than merchandising. To the extent that SEARS is using or is proposing to use “Sears” in the territory as a trade mark or as a trade name it shall consult with SEARS CANADA in respect of such use.

In respect of the name “Sears”, SEARS CANADA shall be permitted to use such name to identify generally the business which it carries on from time to time and in particular to use such name to identify its department stores and other freehold and leasehold premises and the premises of its catalogue agents and licensees and to identify its catalogue, provided that if and to the extent that SEARS CANADA carries on or permits to be carried on in such premises or advertises in such catalogue any business or activity which is not merchandising, such business or activity shal1 be carried on under a distinctive name not including the name “Sears” or any other of the licenced trade marks or any other word or symbol confusingly similar thereto. Any such business or activity, if owned, directly or indirectly, by SEARS CANADA, may, however, be designated in a factual manner only as being so owned. In respect of the use of such name as contemplated by this paragraph 9, SEARS CANADA’S merchandising business shall conform generally to the quality standards of the merchandising business carried on by Sears Merchandise Group.

Use by Others

10. The present licence is personal to SEARS CANADA and shall not be assigned, transferred, conveyed or pledged by it, and any attempt by SEARS CANADA to do so shall be void and of no force or effect. SEARS CANADA shall not sub-licence the use of the licenced trade marks to others, but may arrange for persons, firms, or corporations manufacturing any of the goods on behalf of SEARS CANADA, to apply the licenced trade marks to goods manufactured for SEARS CANADA, provided that such application complies in all respects with the conditions of this agreement. In addition SEARS CANADA may enter into individual concession agreements under which the concessionaire shall be permitted to use the trade mark “Sears” or other licensed trade marks in connection with a merchandising goods or services business to be carried on by such concessionaire, provided that i) each such concession agreement conforms to a general format previously approved by SEARS, and ii) the concessionaire enters into a registered user agreement with SEARS which shall require the concessionaire to maintain the same standards and specifications in respect of its business as if the same were carried on directly by SEARS CANADA. SEARS CANADA is to be the agent of SEARS for the purpose of exercising control over the use of the licenced trade marks by the concessionaire.

Registered User

11. SEARS CANADA shall execute appropriate registered user applications or agreements from time to time, for the purpose of registering SEARS CANADA as a registered user under the Trade Marks Act, or any other such document as may be necessary to deem use by SEARS CANADA to be use by SEARS in connection with all licenced trade marks. A registered user application shall be filed for the licenced trade marks covered in Schedule A upon SEARS becoming recorded as the registered owner of the said trade marks. For future trade marks to be covered by this agreement, until the Canadian Trade Marks Office records SEARS CANADA as a registered user of the licenced trade marks, SEARS CANADA shall use the licenced trade marks with the prior approval of SEARS.

Marking and Advertising

12.	SEARS CANADA in order to protect the licenced trade marks and the good will associated therewith agrees :

a)	to use only the licenced trade marks in the form as registered and as set forth in Schedule A hereto, without any accompanying words, hyphenated or otherwise, or symbols of any nature unless first approved in writing by SEARS.

b)	SEARS CANADA shall at the request of SEARS submit to SEARS representative samples of packaging, advertising and other material on which the licenced trade marks appear.

Operational Links

13. SEARS shall, without charge, disclose to and assist SEARS CANADA in developing and installing merchandising methods and administrative procedures which have proven successful in SEARS merchandising business in the United States in a substantially similar manner as has occurred since the creation of SEARS CANADA. SEARS shall have the right to adopt in its business, without charge, the merchandising methods and administrative procedures adopted by SEARS CANADA. All other services rendered or supplied to SEARS CANADA by SEARS or to SEARS by SEARS CANADA shall be paid for by the party receiving the services on the basis of the actual determinable cost thereof without profit or override.

14. For the purposes of Section 13 merchandising methods and administrative procedures shall include, without limitation, field operating bulletins; arrangements to permit both SEARS and SEARS CANADA so far as reasonably possible to purchase merchandise of the same quality and specifications and on the same terms and conditions as is from time to time purchased by the other; access to overseas buying offices and “store of the future” concepts; and any similar materials, information and access developed in future during the term hereof, all of which collectively are hereinafter referred to as operational links.

15. SEARS and SEARS CANADA acknowledge that arrangements exist between them in respect of information technology and computer and other automated systems related to their merchandising business based on the following general principles:

a)	common systems have been introduced by the parties based principally on the systems developed by SEARS;

b)	maintenance, improvement and development work related to such systems is to be shared by the parties pursuant to programs agreed upon from time to time;

c)	each party is to co-operate with the other to assist the other in making the most efficient and beneficial use of such systems.

The parties acknowledge the foregoing principles and agree that they shall enter into a separate written agreement in respect of their ownership and use of such systems.

Infringements

16. SEARS CANADA shall promptly notify SEARS of any attempt by any third person or legal entity to use the licenced trade marks, or any variation or imitation thereof and of any litigation involving the licenced trade marks that is instituted by any third person or legal entity. In the event SEARS, in its own discretion, undertakes the defence or prosecution of any litigation relating to the licenced trade marks, SEARS CANADA shall execute any and all documents and do such acts and things as may in the reasonable opinion of SEARS, be necessary to carry out such defence or prosecution. SEARS CANADA shall be entitled to enforce the licensed trade marks against third parties in the event SEARS fails to do so. In the event of any action taken by SEARS or SEARS CANADA, the other party may be represented by its own advisory counsel in such action.

Term, Transition and Termination

17.

a)	This agreement subject to paragraph 18 shall continue until the expiration of a period of three years after SEARS has ceased to hold directly or Indirectly at least 25% of the voting shares of SEARS CANADA, provided that during such three year period, SEARS CANADA shall not have the option to add to this agreement any further SEARS merchandising trade marks or to require SEARS to disclose to or assist SEARS CANADA in developing any new merchandising methods or administrative procedures.

b)	If prior to the completion of the three (3) year period provided for in Subparagraph 17 (a) it is reasonably determined by SEARS CANADA that a longer transition period is necessary or desirable in order to permit SEARS CANADA to phase in a new trade name or new trade marks, operational links and procedures or to phase out the trade name of any particular trade mark or marks or any particular operational link or links, without undue inconvenience or interruption or financial hardship, SEARS shall extend the license granted hereunder in respect of the trade name or relevant trade mark or marks and/or continue to provide the relevant operational link or links for a further extended transition period not to exceed four years on and subject to the terms of this agreement. If any such extended period is reasonably found to be necessary or desirable by SEARS CANADA, SEARS CANADA shall reimburse SEARS for all reasonable costs and expenses which may be incurred by SEARS in continuing to provide such operational links, together with a royalty with respect to any licensed trade mark or marks the licence for which is so extended at a royalty rate to be agreed which shall be equal to the lesser of a fair market rate based on the value of such mark or the lowest rate which will provide a reasonable incentive to induce SEARS CANADA to phase out the use of such mark during such extended period.

c)	SEARS CANADA shall be deemed to be in default under this agreement and all rights granted herein shall automatically terminate without notice to SEARS CANADA, upon SEARS CANADA acknowledging its insolvency, or making a general assignment for the benefit of creditors, or if a petition of bankruptcy is filed or consented to by SEARS CANADA or if SEARS CANADA is adjudicated bankrupt, or if a receiver, trustee or other custodian of SEARS CANADA’s assets or property, or any substantial part thereof, is appointed pursuant to any applicable law, provided that, SEARS CANADA shall not be in default for a period of 60 days from any such filing, adjudication or appointment if it is contesting such filing, adjudication or appointment or such longer period thereafter in respect of which a stay in the relevant proceedings is in effect.

The Corporate Name of SEARS CANADA

18. SEARS hereby confirms that it has consented to the use by SEARS CANADA of SEARS as part of its corporate name Sears Canada Inc. Notwithstanding sub-paragraph 17(a) but subject as hereinafter provided, the right of SEARS CANADA to use SEARS as part of its corporate name shall exist only so long as:

a)	SEARS holds directly or indirectly at least 25% of the voting shares of SEARS CANADA, and

b)	SEARS CANADA is not in default as referred to in paragraph 17(c) hereof.

If this licence agreement is terminated for any reason, or if SEARS CANADA is no longer related to SEARS in accordance with sub-paragraph 18(a) above, SEARS CANADA will immediately cease using the corporate name Sears Canada Inc. except to the extent such use is required by law and will initiate all steps necessary to change its corporate name to one not including SEARS or any of the other licensed trade marks or any confusingly similar term, such steps to include the use of its best efforts to cause its directors and shareholders to authorize such change. In the event that SEARS shall have entered into an agreement for the sale of its shares in SEARS CANADA so that SEARS CANADA will no longer be related to SEARS in accordance with sub-paragraph 18(a) above, SEARS CANADA will, at the request of SEARS, seek the necessary authorization of its directors and shareholders prior to such sale taking place conditional on such sale being completed. If SEARS CANADA has not changed its corporate name within 6 months of the termination of its right to use “Sears” as part of its corporate name, this agreement shall terminate.

Nothing in this section of this agreement affects the rights of SEARS CANADA to use the word “Sears” as provided herein as it applies to merchandising, including the right to display “Sears” on the front of a department store or other premises or on its catalogue.

19. SEARS hereby confirms that it has consented to the use of the name SEARS as part of the corporate name of Sears Acceptance Company Inc. and Sears Properties Inc. and consents to its continued use provided that i) each such corporation, at the request of SEARS, becomes a registered user of the trade mark SEARS and/or a trade mark consisting of the corporate name of such corporation; ii) such use shall cease and SEARS CANADA shall cause such corporation to immediately change its corporate name to one not including SEARS or any confusingly similar term in the event that such corporation ceases to be wholly owned by SEARS CANADA or in the event that SEARS CANADA is obliged to change its corporate name pursuant to paragraph 18. SEARS CANADA shall not permit the use of SEARS as part of the corporate name of any other subsidiary or related company without the prior written consent of SEARS.

Post-Term Obligations

20. Upon the termination or expiration of this agreement, or upon expiry of the extended transition period provided for in paragraph 17, if applicable, SEARS CANADA shall cease to be a licensee of SEARS and SEARS CANADA shall immediately cease to use, directly or indirectly, in advertising or in any other manner whatever, the licenced trade marks and the trade name “Sears” and SEARS CANADA shall forthwith remove from its place of business, and change any and all signs, fixtures, furnishings, equipment, advertising material, invoices, supplies, forms or other products which display the licenced trade marks.

Independent Contractor

21. This agreement does not create a fiduciary relationship between the parties. SEARS CANADA shall be an Independent contractor and so hold itself out to the public and nothing in this agreement is intended to make any party an agent, legal representative, joint venturer, partner, employee or servant of the other for any purpose.

Written Approvals and Waivers

22. Neither SEARS nor SEARS CANADA shall be deemed to have waived or impaired any right, power or option reserved by this agreement by virtue of any failure by the other party to demand strict compliance with this agreement; or by virtue of any waiver, forbearance, delay, failure or omission by SEARS or SEARS CANADA to exercise any right, power, or option, whether of the same, similar or different nature, against the other party; absent notice to the contrary in writing. Any and all notices required to be given hereunder shall be in writing sent by registered mail, telex, courier or facsimile transmission to SEARS:

Sears Roebuck and Co.,

Sears Tower,

Chicago Ill. 60684

Attention: General Counsel.

and to SEARS CANADA:

Sears Canada Inc. ,

222 Jarvis Street,

Toronto, Ontario.

Attention: Secretary.

Default

23. SEARS CANADA shall not be deemed to be in breach of any of its obligations hereunder, except as provided in sub-paragraph 17 (c), unless SEARS shall have given written notice to SEARS CANADA specifying in reasonable detail the particulars of such breach and SEARS CANADA shall have failed to remedy such breach within a period of 30 days or such longer period as shal1 be reasonably required to remedy such breach.

Co-operation

24. SEARS and SEARS CANADA shall each co-operate with the other in order to maintain, preserve and enhance the good will associated with the trade marks licenced hereunder and to achieve the maximum benefit from the use of the said trade marks in their respective businesses. Each party shall take such action as shall reasonably be requested by the other in order to give effect to the intent of this paragraph. The parties shall meet together on a regular basis, and at least once in each year, to discuss, review and co-ordinate their activities pursuant to this agreement and to establish efficient procedures in respect of registrations, agreements and other steps to be taken by the parties hereunder.

Restatement

25. This agreement is intended to restate and amend the provisions of the said agreement dated 18th September, 1952 between the parties, as heretofore amended, and thus shall supercede the provisions of the said agreement.

Severability

26.

a)	Except as expressly provided to the contrary herein, each section, part, term and provision of this agreement, or any portion thereof, shall be considered severable and if for any reason any such portion of this agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other portions of this agreement shall, nevertheless, remain in full force and effect and no portion of this agreement shall be deemed dependent upon any other portion unless so expressed herein.

b)	All headings and captions in this agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

c)	Time is of the essence of this agreement.

Applicable Law

27. This agreement shall be interpreted and construed under the laws of the Province of Ontario.

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this agreement in duplicate on the day and year first above written.

SEARS CANADA INC.

by:
Chairman of the Board

Secretary

SEARS, ROEBUCK AND CO.

by:
Chairman and CEO SEABS MERCHANDISE GROUP

Assistant Secretary

SCHEDULE “A”

REGISTERED TRADE MARKS

Name	Reg. No.
ADAGIOS	115,196
AH-H BRA	249,225
ALLSTATE	27,886
ALLSTATE GUARDSMAN 4 4	142,857
AUTOCRUISE	300,518

BATHSHOP COLORMATES & DESIGN	235,816
BENCHMADE	236,367
BONNET	280,203
BRADLEY	29,122

CARRIAGE COURT	302,634
CARRIAGE COURT... ITALIA & DESIGN	318,957
CLING-ALON	134,776
COLDSPOT	27,902
COLDSPOT	313,292
COLORMATES	253,558
COUNTRY INN	45,377
COUNTRY INN & DESIGN	229,253
CRAFTSMAN	27,901
CRAFTSMAN CUSTOM	252,054
CRUISAIRE	43,031

DASHMATE	218,897
DYNABOND	228,823

EAGER 1	188,712
EASY LIVING PAINT	220,376
ELASTO-FIT	147,595
ENDURABLES	248,623

FABRIC MASTER	182,308
FASHIONLITE	180,939
FIRM LINE	119,556
FORECAST	124,224
FREEDOMFLOR	228,737
FREE SPIRIT	198,026
FREEZER-MATE	106,315

GAMEFISHER	181,680
GOLD COAT	242,892
GREEN KARPET	102,948
GUARDSMAN	109,125

HAPPI-TIME	27,897
HARMONY HOUSE	106,021
HILLARY	254,014
HOMART	27,884
HOMESTEAD	220,909
HONEYSUCKLE	27,895
HOSTESS SHOP & DESIGN	230,728

INCREDICELL	306,220

JEANS FOR MEN & DESIGN	279,477
JEEPERS	142,999
JEUNE BOUTIQUE & DESIGN	187,350
JEUNE BOUTIQUE & DESIGN	187,335
JUNIOR BAZAAR	154,290
JUNIOR BAZAAR	203,294

KENMORE	27,933
KENMORE CONCEPT SUPRA	285,993
KENMORE DELUXE	147,486
KENMORE SILHOUETTE	146,109
KENMORE TRUE SIMMER	169,885
KENMORE UP AND OVER	285,906
KERRYBROOKE	30,953
KINGS CROWN	159,993

LADY KENMORE	266,135
LADY KENMORE CLASSIC	146,111
LADY KENMORE SILHOUETTE	146,110
LA RESISTANTE	273,377
LAURENTIAN	101,174
LEAPIN’ JEEPERS	142,997
LEGTRICITY	210,264
LI’L JEEPERS	142,998
LOCATION DE VOITURES SEARS	282,491
LXI SERIES	259,394

MASTERPIECE	154,632
MATCHMATES	254,732
MEDLEY	250,840
MIRA-COLD	122,168
MUZZLER	297,723

NOTHING ELSE	223,700

PANTS THAT FIT & DESIGN	195,752
PERMA-SMOOTH	122,460
PILLOW SOFT	218,930
PLACE DE LA MODE & DESIGN	255,124
POWERMATE	251,850
POWER-MATE	274,802
PUTTER SUIT	210,032

ROADHANDLER	215,679
ROADMATES	262,256
ROADMATES & DESIGN	262,791
ROCK BOTTOMS	265,952
ROUGH HOUSERS	250,307
ROUGHSHOD	117,218

SANI-GARD	136,039
SEAROFIL	300,525
SEARS	39,780
SEARS	304,115
SEARS (new application)	476,403
SEARS DIVISION	304,882
SEARS ELECTRONICS DESIGN	237,390
SEARS ELECTRONICS & DESIGN	275,769
SEARS-O-PEDIC	120,321
SEARS OPTICAL CENTRE & DESIGN	235,392
SEARS SET & DESIGN	230,055
SEARS SHAPE SHOP & DESIGN	239,637
SENSOR TOUCH	227,608
SEROFOAM	119,412
SERVISTWIST	104,528
SILVERGUARD	246,310
SILVERTONE	31,615
SIMPLE & FACILE	252,029
SIMPSONS-SEARS DESIGN	45,597
SIMPSONS-SEARS TEX	193,078
SLUMBER SHOP & DESIGN	231,092
SOFT HEAT	183,377
SPACEMASTER	44,617
SPECTRUM	190,703
SPECTRUM PLUS	279,327
SPECTRUM PLUS MILEAGE	274,780
SPORTSMAN	246,786
STEADYRIDER RT	268,026
STELLARIS	199,104
STEP LIVELY DESIGN	227,625
SUIT-YOUR-SIZE	193,962
SUPER ROTOSWIRL AGITATOR	183,652

SUPRAMATIC	44,753
SUPERPLUSH II & DESIGN	254,189
SURVIVOR	272,937
SUTEKI	297,389

TED WILLIAMS DESIGN	133,754
THE BIG TOY CHEST	241,764
THE DOESN’T PANTY	260, 663
THE FASHION PLACE	232,713}
THE FASHION PLACE & DESIGN	245,070)
THE GATHERING	210,657
THE LABEL OF CONFIDENCE	229,082
THE LITTLE SEARS & DESIGN	228 ,009
THE SHOE PLACE	213,593
THE WINKER	202,104
TOUGHMATES	253,658
TOUGHSKINS	195,729
TOUGHSKINS	223,698
TOUGH JEANS TERRITORY	216,974
TRADITION	27,862
TREE & TENT DESIGN	258,020
TRIM TO FIT & DESIGN	215,600
TRIPLE DUTY	267,417
TRIPLE EMPLOI	267,418
TWIN SKINS	248,650

UNE PLUIE	250,858
UN SERVICE DE CONFIANCE	292 ,305
UN SERVICE DE CONFIANCE & DESIGN	289,016

VIDEO ARCADE	218,787
VIST BAKE	45,195

WEARMASTER	27,861
WEARMASTER DESIGN (WM)	254,269
WEATHER BEATER	202 ,425
WEATHERBEATER	274,233
WEATHER-MATIC	126 ,588
WE INSTALL CONFIDENCE	288,260
WE INSTALL CONFIDENCE & DESIGN	290,434
WHITE SHIELD	115,723
WINTERSKINS	236,392
WORKMASTER	27,955
WRINKLE GUARD	182,309

X-CARGO & DESIGN	288 ,251

TRADE MARKS APPLIED FOR BUT NOT YET REGISTERED

Trade Mark	Serial No.
GAMEFISHER (ext/wares)
GOOLAGONG	531,988

INTELLIGENTE (Fr. Smart)	not yet issued

OAKTON	568,640
OPEN HOME	517,211
OPEN HOME & Design	523,056

SCI	557,182
SEARS & Design	485,961
SEARS & Design	535,349
SEARS BEST	369,899
SEARS CATALOGUE CLEARANCE	409,132
SEARS CATALOGUE DE LIQUIDATION (Fr.)	409,133
SEARS COLLECTION	544,776
SEARS-RENT-A-CAR (BUDGET)	373,353
SEARS REST	553,223
SEARS REPOS (Fr.)	557,218
SMART	563,737

THIS AGREEMENT made this 26th day of January, 1987

BETWEEN:

SEARS, ROEBUCK AND CO., a Company incorporated under the laws of New York, United States of America,

(hereinafter celled “the Owner”)

OF THE FIRST PART

- and -

SEARS CANADA INC., a Company incorporated and organized under the laws of Canada and having its principal place of business at 222 Jarvis Street, Toronto, Ontario,

(hereinafter called “the Proposed Permitted User”)

OF THE SECOND PART

WHEREAS, Owner is the partial owner and controlling shareholder of the Proposed Permitted User; and

WHEREAS, the Owner in Canada is the owner of the trade marks identified in Schedule “A” hereto, and the Proposed Permitted User desires to acquire a license to use said trade marks in Canada on the terms and conditions as hereinafter set forth.

NOW THEREFORE, in consideration of the premises, of the mutual promises of the parties and of Ten Dollars (S10.00) to each party by the other now paid, IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1. The Owner gives to the Proposed Permitted User the royalty-free exclusive right to use in Canada the trade marks of the Owner as set out in Schedule “A” attached hereto in respect of all of the goods and/or services for which such trade marks have or in the future may be registered or are in the process of being registered by the Owner. Schedule “A” may be amended from time to time to add or delete trade marks by written agreement of the parties.

2. The Proposed Permitted User agrees to use said trade marks only in relation to the goods and/or services for which said trade marks have or in the future may be registered and for which the Proposed Permitted User is recorded as a Registered User.

3. All goods and/or services of Proposed Permitted User associated with said trade marks of the Owner shall be of a quality agreed to by Owner. The Owner or its duly authorized agent shall have the right to inspect on the premises of the Proposed Permitted User, at reasonable times, the goods and/or services which the Proposed Permitted User sells or offers for sale under said trade marks, or receive samples of the goods and/or services or advertisements pertaining to the goods and/or services which the Proposed Permitted User sells or offers for sale under the trade marks. Provided that upon receipt of written notice from the Owner that goods or services which the Proposed Permitted User sells or offers for sale under the trade marks of the Owner do not in the reasonable opinion of the Owner meet the standard of quality stipulated above, the Proposed Permitted User shall rectify forthwith any such deficiencies.

4. This agreement shall remain in force for an indefinite period. The Permitted User shall be allowed a reasonable period of time following termination to dispose of any goods which it may have in stock or on order bearing the Owner’s trade marks, provided that during such reasonable period of time following termination the Proposed Permitted User is entered in the Canadian Trade Marks Office as a registered user of the trade marks or cooperates fully in having itself so entered.

5. Any and all written notices required to be given, or which may be given under this agreement, shall be delivered personally or sent by prepaid registered mail addressed, in the case of the Owner, to: Corporate Identity Counsel, Department 956, Sears, Roebuck and Co., Sears Tower, Chicago, Illinois 60684, and in the case of the Proposed Permitted User, to: Sears Canada Inc., Department 766, 222 Jarvis Street, Toronto, Ontario, M5B 2B8, and marked to the attention of Vice-President, Secretary & Corporate Counsel, or to such other addresses as the parties hereafter in writing may advise.

Delivery shall be deemed to have been accomplished on delivery in fact if delivered personally, by courier service, by telex, or if by mail on the third business day following the date of mailing, as aforesaid.

6. This agreement shall be governed by the laws of the Province of Ontario and any applicable laws of Canada.

IN WITNESS WHEREOF the parties hereto have set their hands and seals as of the day and year first above written.

OWNER	)	SEARS, ROEBUCK AND CO.
)
)
)
)
	)	Chairman and CEO
	)	SEARS MERCHANDISE GROUP
)
)
)
Assistant Secretary

PROPOSED PERMITTED USER	)	SEARS CANADA INC.
)
)
)
)
	)	Vice President, Merchandising
)
)
)
	)	Secretary

SCHEDULE “A”

REGISTERED TRADE MARKS

Name	Reg. No.
ADAGIOS	115,196
AH-H BRA	249,225
ALLSTATE	27,886
ALLSTATE GUARDSMAN 44	142,857
AUTOCRUISE	300,518

BATHSHOP COLORMATES & DESIGN	235,816
BENCHMADE	236,367
BONNET	280,203
BRADLEY	29,122

CARRIAGE COURT	302,634
CARRIAGE COURT... ITALIA & DESIGN	318,957
CLING-ALOW	134,776
COLDSPOT	27,902
COLDSPOT	313,292
COLORMATES	253,558
COUNTRY INN	45,377
COUNTRY INN & DESIGN	229,253
CRAFTSMAN	27,901
CRAFTSMAN CUSTOM	252,054
CRUISAIRE	43,031

DASHMATE	218,897
DYKABOND	228,823

EAGER 1	188,712
EASY LIVING PAINT	220,376
ELASTO-FIT	147,595
ENDURABLES	248,623

FABRIC MASTER	182,308
FASHIONLITE	180,939
FIRM LINE	119,556
FORECAST	124,224
FREEDOMFLOR	228,737
FREE SPIRIT	198,026
FREEZER-MATE	106,315

GAMEFISHER	181,680
GOLD COAT	242,892
GREEN KARPET	102,948
GUARDSMAN	109,125

HAPPI-TIME	27,897
HARMONY HOUSE	106,021
HILLARY	254,014
HOMART	27,884
HOMESTEAD	220,909
HONEYSUCKLE	27,895
HOSTESS SHOP & DESIGN	230,728

INCREDICELL	306,220

JEANS FOR MEN & DESIGN	279,477
JEEPERS	142,999
JEUNE BOUTIQUE & DESIGN	187,350
JEUNE BOUTIQUE & DESIGN	187,335
JUNIOR BAZAAR	154,290
JUNIOR BAZAAR	203,294

KENMORE	27,933
KENMORE CONCEPT SUPRA	285,993
KENMORE DELUXE	147,486
KENMORE SILHOUETTE	146,109
KENMORE TRUE SIMMER	169,885
KENMORE UP AND OVER	285,906
KERRYBROOKE	30,953
KINGS CROWN	159,993

LADY KENMORE	266,135
LADY KENMORE CLASSIC	146,111
LADY KENMORE SILHOUETTE	146,110
LA RESISTANTE	273,377
LAURENTIAN	101,174
LEAPIN’ JEEPERS	142,997
LEGTRICITY	210,264
LI’L JEEPERS	142,998
LOCATION DE VOITURES SEARS	282,491
LXI SERIES	259,394

MASTERPIECE	154,632
MATCHMATES	254,732
MEDLEY	250,840
MIRA-COLD	122,168
MUZZLER	297,723

NOTHING ELSE	223,700

PANTS THAT FIT & DESIGN	195,752
PERMA-SMOOTH	122,460
PILLOW SOFT	218,930
PLACE DE LA MODE & DESIGN	255,124
POWERMATE	251,850
POWER-MATE	274,802
PUTTER SUIT	210,032

ROADHANDLER	215,679
ROADMATES	262,256
ROADMATES & DESIGN	262,791
ROCK BOTTOMS	265,952
ROUGH HOUSERS	250,307
ROUGHSHOD	117,218

SANI-GARD	136,039
SEAROFIL	300,525
SEARS	39,780
SEARS	304,115
SEARS [new application)	476,403
SEARS DIVISION	304,882
SEARS ELECTRONICS DESIGN	237,390
SEARS ELECTRONICS & DESIGN	275,769
SEARS-0-PEDIC	120,321
SEARS OPTICAL CENTRE & DESIGN	235,392
SEARS SET & DESIGN	230,055
SEARS SHAPE SHOP & DESIGN	239,637
SENSOR TOUCH	227,608
SEROFOAM	119,412
SERVISTWIST	104,528
SILVERGUARD	246,310
SILVERTONE	31,615
SIMPLE & FACILE	252,029
SIMPSONS-SEARS DESIGN	45,597
SIMPSONS-SEARS TEX	193,078
SLUMBER SHOP & DESIGN	231,092
SOFT HEAT	183,377
SPACEMASTER	44,617
SPECTRUM	190,703
SPECTRUM PLUS	279,327
SPECTRUM PLUS MILEAGE	274,780
SPORTSMAN	246,786
STEADYRIDER RT	268,026
STELLARIS	199,104
STEP LIVELY DESIGN	227,625
SUIT-YOUR-SIZE	193,962
SUPER ROTOSWIRL AGITATOR	183,652

SUPRAMATIC	44,753
SUPERPLUSH II & DESIGN	254,189
SURVIVOR	272,937
SUTEKI	297,389

TED WILLIAMS DESIGN	133,754
THE BIG TOY CHEST	241,764
THE DOESN’T PANTY	260,663
THE FASHION PLACE	232,713)
THE FASHION PLACE & DESIGN	245,070)
THE GATHERING	210,657
THE LABEL OF CONFIDENCE	229,082
THE LITTLE SEARS & DESIGN	228,009
THE SHOE PLACE	213,593
THE WINNER	202,104
TOUGHMATES	253,658
TOUGHSKINS	195,729
TOUGHSKINS	223,698
TOUGH JEANS TERRITORY	216,974
TRADITION	27,862
TREE & TENT DESIGN	258,020
TRIM TO FIT & DESIGN	215,600
TRIPLE DUTY	267,417
TRIPLE EMPLOI	267,418
TWIN SKINS	248,650

UNE PLUIE	250,858
UN SERVICE DE CONFIANCE	292,305
UN SERVICE DE CONFIANCE & DESIGN	289,016

VIDEO ARCADE	218,787
VISI BAKE	45,195

WEARMASTER	27,861
WEARMASTER DESIGN (WM)	254,269
WEATHER BEATER	202,425
WEATHER BEATER	274,233
WEATHER-MATIC	126,588
WE INSTALL CONFIDENCE	288,260
WE INSTALL CONFIDENCE & DESIGN	290,434
WHITE SHIELD	115,723
WINTERSKINS	236,392
WORKMASTER	27,955
WRINKLE GUARD	182,309

X-CARGO & DESIGN	288,251

TRADE MARKS APPLIED FOR BUT NOT YET REGISTERED

Trade Mark	Serial No.
GAMEFISHER (ext/wares)
GOOLAGONG	531,988

INTELLIGENTE (Fr. Smart)	not yet issued

OAKTON	568,640
OPEN HOME	517,211
OPEN HOME & Design	523 ,056

SCI	557,182
SEARS & Design	485,961
SEARS & Design	535,349
SEARS BEST	369,899
SEARS CATALOGUE CLEARANCE	409,132
SEARS CATALOGUE DE LIQUIDATION (Fr.)	409 ,133
SEARS COLLECTION	544,776
SEARS- RENT-A-CAR (BUDGET)	373,353
SEARS REST	553 ,223
SEARS REPOS (Fr.)	557,218
SMART	563 ,737